                                AMENDMENT NO. 1
                                     to the
                          AMENDED AND RESTATED FISCAL
                          AND PAYING AGENCY AGREEMENT
                            dated as of July 2, 1996

                      GENERAL ELECTRIC CAPITAL CORPORATION
                     GE CAPITAL AUSTRALIA (ACN 008 562 534)
             AUSTRALIAN RETAIL FINANCIAL NETWORK (ACN 008 583 588)
                      GENERAL ELECTRIC CAPITAL CANADA INC.
             GE CAPITAL CANADA RETAILER FINANCIAL SERVICES COMPANY
                    THE CHASE MANHATTAN BANK, LONDON BRANCH

     AMENDMENT NO. 1, dated as of December 8, 1997, to the Amended and Restated Fiscal and Paying Agency Agreement dated as of July 2, 1996 (as so amended, the "Agreement") among General Electric Capital Corporation ("GE Capital") and the other parties thereto. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Agreement.

     WHEREAS, as of the date hereof, GE Capital and the other parties hereto desire to amend the Agreement to add the below-named institutions as additional Issuers under the Euro MTN Program.

     NOW, THEREFORE, the parties hereto agree as follows:

       1.   Amendment to Cover Page of the Agreement.  The list of Issuers set
            ----------------------------------------
forth on the cover page of the Agreement is hereby amended to add the following:

             AUSTRALIAN RETAIL FINANCIAL NETWORK (ACN 008 583 588) GE CAPITAL CANADA RETAILER FINANCIAL SERVICES COMPANY

       2.   Amendment to Introduction Paragraphs of the Agreement.
            -----------------------------------------------------

            (a) The first paragraph on page 1 of the Agreement is hereby amended to include Australian Retail Financial Network, a company organized under the laws of the Australian Capital Territory ("ARFN") and GE Capital Canada Retailer Financial Services Company, a Canadian corporation ("GEC Canada RFS") in the definitions of "Issuer" and "Issuers".

            (b) The second paragraph on page 1 of the Agreement is amended to read, in its entirety, as follows:

          "Pursuant to the Amended and Restated Euro MTN Distribution Agreement dated as of July 2, 1996, among the Issuers (including GE Capital in its capacity as Guarantor of Notes issued by GEC Australia, ARFN, GEC Canada or GEC Canada RFS) and the agents named therein (the "Agents") (as amended from time to time, the "Distribution Agreement"), each Issuer has agreed to issue from time to time its Euro Medium-Term Notes ("Medium Term Notes") and other debt securities ("Other Debt Securities") having maturities from 9 months or more from date of issue (collectively, Medium Term Notes and Other Debt Securities are referred to herein as the "Notes"). The Guarantor has agreed to guarantee Notes issued pursuant to this Agreement by GEC Australia, ARFN, GEC Canada or GEC Canada RFS in the form of the guarantee attached hereto as Exhibit D-1 (the "Guarantee"). Administrative procedures, which have been agreed to by the Issuers (including GE Capital in its capacity as Guarantor of Notes issued by GEC Australia, ARFN, GEC Canada or GEC Canada RFS) and the Agents as of the date hereof, are attached as Exhibit A hereto (such procedures, as amended from time to time pursuant to the Distribution Agreement, are hereinafter referred to as the "Administrative Procedures")."

       3.   Amendment to References to GEC Capital's Subsidiaries.  Except as
            -----------------------------------------------------
specified in Sections 1, 2, 5, 6, 7, 9, 10, and 11 herein, references in the Agreement to GEC Australia will be amended to add a reference to ARFN. Except as specified in Sections 1, 2, 5, 6, 7, 9, 10, and 11 herein, references in the Agreement to GEC Canada will be amended to add a reference to GEC Canada RFS. For example, the phrase "(in the case of Notes issued by GEC Australia or GEC Canada)" will be amended to read "(in the case of Notes issued by GEC Australia, ARFN, GEC Canada or GEC Canada RFS)", the phrase "(in the case of Notes issued by GEC Australia)" will be amended to read "(in the case of Notes issued by either GEC Australia or ARFN)", the phrase "(in the case of Notes issued by GEC Canada)" will be amended to read "(in the case of Notes issued by either GEC Canada or GEC Canada RFS)".

       4.   Amendment to References to The Chase Manhattan Bank.

          (a) References in the Agreement and in all the Exhibits thereto to "The Chase Manhattan Bank (National Association), London Branch" will be amended to delete "(National Association)".

          (b) Reference to the location of The Chase Manhattan Bank, London Branch in Section 1 of the Agreement is hereby amended to read "Trinity Tower, 9 Thomas More Street, London E1 9YT, England".

       5.   Amendment to Section 3 of Agreement.  The first sentence of Section
            -----------------------------------
3(a) is hereby amended by deleting the "and" at the beginning of the last clause thereof and by adding the following immediately prior to the parenthetical at the end thereof:

          ", on behalf of GEC Canada RFS by any one of GEC Canada RFS's members of its Board of Directors, a Vice-President or an Assistant Vice President, and on behalf of ARFN by any one of ARFN's members of its Board of Directors, a Vice-President or an Assistant Vice President ."

       6.   Amendment to Section 8 of the Agreement.
            ---------------------------------------

          (a) Sections 8 is hereby amended to add new clauses (xv) and (xvi) which shall be identical in all respects to clauses (vi) and (x) respectively, except that references to GEC Australia contained in clauses (vi) and (x) shall be changed so that in clauses (xv) and (xvi) such reference shall be to ARFN.

          (b)  Sections 8 is hereby amended to add new clauses (xvii), (xviii),
(xix) and (xx) which shall be identical in all respects to clauses (vii), (xi),
(xii) and (xiii) respectively, except that references to GEC Canada contained in clauses (vii), (xi), (xii) and (xiii) shall be changed so that in clauses
(xvii), (xviii), (xix) and (xx) such reference shall be to GEC Canada RFS.

            7.   Amendment to Section 9 of the Agreement.
                 ---------------------------------------

          (a) Sections 9(b) and (e) shall be amended in their entirety in order to apply to Notes issued by ARFN, as well as to GEC Australia, and when applied in the case of ARFN, references in Sections 9(b) and (e) shall be amended to refer to ARFN, and when applied in the case of GEC Australia, references in Sections 9(b) and (e) shall be amended to refer to GEC Australia.

          (b) Sections 9(c) and (f) shall be amended in their entirety in order to apply to Notes issued by GEC Canada RFS, as well as to GEC Canada, and when applied in the case of GEC Canada RFS, references in

Sections 9(c) and (f) shall be amended to refer to GEC Canada RFS, and when applied in the case of GEC Canada, references in Sections 9(c) and (f) shall be amended to refer to GEC Canada.

       8.   Amendment to Section 19 of the Agreement.
            ----------------------------------------

            (a) Section 19 of the Agreement is hereby amended by adding the following:

Australian Retail Financial Network (ACN 008 583 588)
Address: 258 Queensberry Street, Carlton 3053, Australia
Phone: 613 9277-6522
Fax: 613 9277-6584
Attention: Lyn Boxall

GE Capital Canada Retailer Financial Services Company
Address: c/o 2300 Meadowvale Blvd., Mississauga, Ontario L5N 5P9
Phone: 905-858-6571
Fax: 905-858-5456
Attention: Leslie Battrick, Assistant Secretary

(In each case with a copy to the Guarantor at 201 High Ridge Road, Stamford, CT 06897 Attention: Senior Vice President - Corporate Treasury and Global Funding Operation)

            (b) The address of the Fiscal and Paying Agent is hereby amended as follows:

The Chase Manhattan Bank, London Branch
Address: Trinity Tower, 9 Thomas More Street, London E1 9YT, England
Phone: 011 44 1202 347430
Fax: 011 44 1202 347438
Attention: Manager, Global Trust Services Operations

       9.   Amendment to Exhibit A Administrative Procedures.  Exhibit A of the
            ------------------------------------------------
Agreement is hereby amended by the amendments thereto contained in Section 9 of Amendment No. 1, dated as of December 8, 1997, to the Amended and Restated Euro MTN Distribution Agreement, dated as of July 2, 1996.

       10.   Amendment to Exhibits B-1, B-2, C-1 and C-2 Forms of Certificate to
             -------------------------------------------------------------------
be Given by an Account Holder of the Euroclear Operator and Cedel Bank and Forms
--------------------------------------------------------------------------------
of Certificate to be Given by the Euroclear Operator and Cedel Bank.  The title
-------------------------------------------------------------------
caption on the covers of the certificates is hereby amended to add the following before "Euro Medium-Term Notes or Other Debt Securities":

            [Australian Retail Financial Network (ACN 008 583 588)] [GE Capital Canada Retailer Financial Services Company]

       11.   Amendment to Exhibit D-1 Form of Guarantee to be Endorsed on Notes.
             ------------------------------------------------------------------

            (a) The second sentence of paragraph 1 is amended to read in its entirety as follows:

     "Terms and expressions defined in the Fiscal and Paying Agency Agreement dated as of July 2, 1996, as it may be amended or supplemented from time to time, among General Electric Capital Corporation, GE Capital Australia, Australian Retail Financial Network, General Electric Capital Canada Inc., GE Capital Retailer Financial Services Company and The Chase Manhattan Bank, London Branch, (the "Fiscal Agency Agreement") and said Notes shall have the same meanings herein, except as otherwise defined herein or unless there is something in the subject matter or context inconsistent therewith."

            (b) The first sentence of paragraph 2(a) is amended to read in its entirety as follows:

     "In case of failure by [GE Capital Australia] [General Electric Capital Canada inc.] [Australian Retailer Financial Network (ACN 008 583 588)] [GE Capital Canada Retailer Financial Services Company] or its successors or assigns (the "Company") punctually to pay any such amount, the Guarantor hereby agrees to cause such payment to be made punctually when, where and as the same shall be come due and payable, whether at maturity, upon redemption or otherwise, and as if such payment were made by the Company."

            (c) References to "the Issuer" are hereby deleted and replaced with references to "the Company".

       12.   Governing Law.  This Amendment No. 1 to the Agreement shall be
             --------------
governed by the laws of the State of New York applicable to agreements made and to be performed in such State.

       13.   Miscellaneous.  All provisions of this Amendment No. 1 shall be
             -------------
deemed to be incorporated in, and made part of, the Agreement, and the Agreement, as amended and supplemented by this Amendment No. 1, shall be read, taken and construed as one and the same instrument. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

                    GENERAL ELECTRIC CAPITAL CORPORATION


                    By /S/
                       --------------------------------------------------------
                       Name:   Jeffrey S. Werner
                       Title:  Senior Vice President - Corporate Treasury
                               and Global Funding Operation


                    GE CAPITAL AUSTRALIA


                    By /S/
                       --------------------------------------------------------
                       Name:   Jeffrey S. Werner
                       Title:  Authorized Signatory


                    AUSTRALIAN RETAIL FINANCIAL NETWORK


                    By /S/
                       --------------------------------------------------------
                       Name:   Jeffrey S. Werner
                       Title:  Authorized Signatory


                    GENERAL ELECTRIC CAPITAL CANADA INC.


                    By /S/
                       --------------------------------------------------------
                       Name:   Jeffrey S. Werner
                       Title:  Senior Vice President - Corporate Treasury
                               and Global Funding Operation


                    GE CAPITAL CANADA RETAILER FINANCIAL
                    SERVICES COMPANY


                    By /S/
                       --------------------------------------------------------
                       Name:   Jeffrey S. Werner
                       Title:  Senior Vice President - Corporate Treasury
                               and Global Funding Operation

                    THE CHASE MANHATTAN BANK, LONDON BRANCH
                      as Fiscal and Paying Agent


                    By /S/
                       -------------------------------------------------------
                      Name: Chris Knowles
                      Title:   Vice President